U.S. Securities and Exchange Commission
                            Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934

  Date of Report (Date of earliest event reported)  July 19, 2001


                                 RENTECH, INC.
            (Exact name of registrant as specified in its charter)

  Colorado                      0-19260                       84-0957421
  (State of incorporation)      (Commission File Number)   (IRS Employer
                                                      Identification No.)

  1331 17th Street, Suite 720, Denver, Colorado 80202              80202
  (Address of principal executive offices)                     (Zip Code)

                                (303) 298-8008
            (Registrant's telephone number, including area code)

                                     N/A
       (Former name or former address, if changed since last report)


  Item 5.  Other Events and Regulation FD Disclosure

       Ren Corporation (Ren), a company in which Rentech has made a substantial investment and is in the process of acquiring a majority position, has received purchase orders from Caterpillar Inc. that have increased orders at Ren to a near record level. These orders for automated test equipment, with deliveries commencing in early fiscal year 2002, have increased the amount of Ren's current projects to more than $3 million.

       Ren, an Oklahoma corporation organized in 1980, is located in Stillwater, Oklahoma. It is engaged in the manufacture of complex microprocessor controlled industrial systems. Ren's primary market has been automated test equipment for the fluid power industry. Ren manufactures test instruments for various types of equipment such as automatic hydraulic presses, transmissions, diesel fuel injection pumps and gearbox and power supply systems.

       Caterpillar is the world's leading manufacturer of construction and mining equipment, diesel and natural gas engines and industrial gas turbines.

       The advanced control software that Ren recently introduced will be incorporated into Caterpillar test stands. This integrated system brings together Ren's field proven 9025 controller with the latest graphical user interface techniques. Ren expects that the advanced software platform will provide a basis for its continued leadership role in the field of automation software.

       Ren believes that its fluid power testing platforms will provide increased process efficiency for Caterpillar while performing thorough and precise testing of the production components.

       On April 16, 1999, Rentech entered into a letter of intent to purchase a majority of the outstanding stock of Ren. In order to enable Ren to increase its production rate, Rentech has made advancements against the purchase price. Completion of the stock purchase is subject to Rentech's final due diligence, funding of the purchase price, and approval by the boards of directors of the two companies. No closing date to complete the purchase has been scheduled.

       Rentech, Inc. is the developer and licensor of a patented and proprietary Fischer-Tropsch gas-to-liquids process, for the conversion of synthesis gas made from natural gas, industrial off-gas, or solid or liquid carbon-bearing materials into high-value fuels, products and chemicals. These products include cleaner burning, sulfur- and aromatic-free diesel fuel, naphtha, waxes and fuel for fuel cells.

       Certain information presented herein may contain "forward-looking" statements as defined by the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and within the meaning of the federal securities laws. Any number of important factors could cause actual results to differ materially from those in the forward-looking statements. These include additional financing for Ren to enable it to increase its manufacturing capabilities and work force, development of the automated test equipment necessary to fill Ren's orders, and completion of Rentech's stock purchase. For more information concerning factors that could cause such a difference, see Rentech's annual report on Form 10-K and quarterly reports on Form 10-Q filed with the Securities and Exchange Commission. Although Rentech believes its statements to be reasonable, investors are cautioned that such forward-looking statements involve risk and uncertainties. Rentech undertakes no obligation to publicly release the result of any revisions to any such forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.


                                    SIGNATURE

       Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   RENTECH, INC.



                                   By:  (signature)
                                        --------------------------------
                                        Ronald C. Butz, Vice President
  Date:  July 24, 2001